                                                                  EXHIBIT  99.1

                                  AGREEMENT

         This will confirm the agreement by and among the undersigned that the
Schedule 13D, dated May 18, 2001, with respect to the undersigned's ownership of Common Stock of InterSystems, Inc. is filed on behalf of each of the undersigned.

                                   COAST CAPITAL PARTNERS, LLC.



                                   By:/s/ Walter M. Craig, Jr.
                                      ----------------------------------------
                                        Walter M. Craig, Jr.

                                   HELM CAPITAL GROUP, INC.



                                   By:/s/ Herbert M. Pearlman
                                      ----------------------------------------
                                        Name:
                                        Title::


                                   /s/ Herbert M. Pearlman
                                   -------------------------------------------
                                   Herbert M. Pearlman, Individually



                                   /s/ David S. Lawi
                                   --------------------------------------------
                                   David S. Lawi, Individually



                                   /s/ Walter M. Craig, Jr.
                                   -------------------------------------------
                                   Walter M. Craig, Jr., Individually


                                Page 20 of 20